                                                                 Exhibit 10.1.13

                               AMENDMENT AGREEMENT

                  AMENDMENT AGREEMENT, dated as of February 14, 2003 (this "Agreement"), to the Amended and Restated Credit Agreement, dated as of May 1, 1998 (as heretofore amended and supplemented and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), by and among Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz" and, together with Millbrook, the "Borrowers"), the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) to the Credit Agreement, JPMorgan Chase Bank, as administrative and collateral agent (in such capacity, the "Agent") for the Lenders, and Bank of America, N.A., as co-agent and documentation agent.

                  WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Agreement, the Credit Agreement is hereby amended as follows:

         (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in the correct alphabetical order:

                                    "Interest Coverage Ratio" shall mean, with
                           respect to any person for any period, the ratio of
                           (i) EBITDA for the four most recent consecutive fiscal quarters ending on or prior to the date of determination minus Capital Expenditures (including, without limitation, Capitalized Lease Obligations) made during such period minus all Permitted Dividends and Distributions made during such period minus federal, state and local income taxes actually paid in cash during such period to (ii) the Cash Interest Expense (other than with respect to Subordinated Indebtedness) of such person for the four most recent consecutive fiscal quarters ending on or prior to the date of determination.

         (b) The final proviso of clause (y) of Section 7.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           " provided, further, in addition to the foregoing, prior to the making of any distribution, dividend or payment in cash with respect to the interest paid or to be paid to the holders of the Interest Reserve Notes, the following conditions shall have been satisfied: (A) the average Availability shall satisfy the requirements set forth in Section 7.09(c); and
                           (B) Availability shall satisfy the requirements set forth in Section 7.09(c)."

         (c) Section 7.08 of the Credit Agreement is hereby amended by deleting the phrase "and at the end of each fiscal quarter thereafter" appearing therein.

         (d) Section 7.09(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                            "(a) Leverage Ratio. Permit the
                                            Leverage Ratio of the Borrowers and
                                            their subsidiaries at the end of
                                            each fiscal quarter indicated below
                                            to be greater than (i) 5.00:1.00 at
                                            December 31, 2002 and (ii) 4.50:1.00
                                            at the end of each fiscal quarter
                                            thereafter."

         (e) Section 7.09 of the Credit Agreement is hereby further amended by adding the following as a new clause (d) thereto:

                                    "(d) Interest Coverage Ratio. Permit the
                           Interest Coverage Ratio of the Borrowers and their subsidiaries to be less than (i) 1.30:1.00 at December 31, 2002 and (ii) 1.50:1.00 at the end of each fiscal quarter thereafter."

         3. Security Agreement (Manischewitz). Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Agreement, Schedule I to the Security Agreement (Manischewitz) is hereby amended by deleting such schedule in its entirety and substituting Schedule I attached hereto therefore.

         4. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

         (a)      All representations and warranties made by the Borrowers in
                  Article IV of the Credit Agreement and each of the other Loan Documents, after taking into account the effect of this Agreement, are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

         (b) Each Borrower has the requisite power to execute, deliver and carry out the terms and provisions of this Agreement.

         (c) This Agreement has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable against the Borrowers in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.

         (d) After giving effect to this Agreement, no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Credit Agreement.

         5. Conditions Precedent. Notwithstanding any term or provision of this Agreement to the contrary, Paragraphs 2 and 3 hereof shall not become effective until:

         (a) the Agent shall have received counterparts of this Agreement, duly executed and delivered on behalf of the Borrowers, the Agent and the Lenders;

         (b) the Agent shall have received a written opinion of Jenkens & Gilchrist Parker Chapin LLP, counsel for the Borrowers, covering such matters as requested by the Agent and its counsel (including, without limitation, an opinion that the approval of the holders of the Senior Notes and the Interest Reserve Notes is not required for the transactions contemplated by this Agreement) and otherwise in form and substance reasonably satisfactory to the Agent and its counsel;

         (c) the Agent shall have received evidence that all approvals (if required) by the holders of the Senior Notes and the Interest Reserve Notes to the transactions contemplated by this Agreement shall have been received;

         (d) the Borrowers shall have paid a fee equal to $52,500 to each Lender that executes this Agreement; and

         (e) the Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

         6. Fees and Expenses of Agent. The Borrowers agree to pay all reasonable fees and out-of-pocket expenses incurred by the Agent in connection with the preparation and negotiation of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent.

         7. References to Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the Credit Agreement and the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 5 hereof, the Credit Agreement as amended by this Agreement.

         8. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement or any of the other Loan Documents, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Agreement, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect from and after the date of this Agreement.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).




                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                               MILLBROOK DISTRIBUTION SERVICES INC.


                               By: /s/ Richard A. Bernstein
                                   ------------------------------------------
                                      Name: Richard A. Bernstein
                                      Title: Chairman

                               THE B. MANISCHEWITZ COMPANY, LLC


                               By: Richard A. Bernstein, its managing member


                               /s/ Richard A. Bernstein
                               --------------------------------------------
                                 Richard A. Bernstein

                               JPMORGAN CHASE BANK, as Agent and Lender


                               By: /s/ Gregory J. Wiske
                                   ----------------------------------------
                                      Name: Gregory J. Wiske
                                      Title: Vice President

                               BANK OF AMERICA, N.A., as Co-Agent and Lender


                               By: /s/ Frank Palmieri
                                   ------------------------------------------
                                  Name: Frank Palmieri
                                  Title: Vice President

                              FLEET BUSINESS CREDIT, LLC, as Lender


                              By: /s/ Allan R. Juleus
                                  ----------------------------------------
                                 Name: Allan R. Juleus
                                 Title: Vice President

                              PNC BANK, NATIONAL ASSOCIATION,  as Lender


                              By: /s/ Celeste DiGeorge
                                  ----------------------------------------
                                 Name: Celeste DiGeorge
                                 Title: Vice President

                              LASALLE BUSINESS CREDIT, LLC (successor by merger to LaSalle Business Credit, Inc.), as Lender


                              By: /s/ Thomas F. Furst
                                  ----------------------------------------
                                 Name: Thomas F. Furst
                                 Title: Vice President

                                                               SCHEDULE I to the
                                                              Security Agreement


                             Locations of Collateral



                                                                                                Average Monthly
Warehouse                          Address                                  County              Inv. $ Value
---------                          -------                                  ------              ------------
Harris Storage                     600 Columbia Avenue, Milville, NJ 08332  Cumberland               $250,000

U.S. Cold Storage                  6983 NW 37th Street, Miami, FL 33147     Dade                      $25,000

Seaboard Warehouse Terminals       3455 NW 54th Street, Miami, FL 33142     Dade                      $50,000

T & T Freezer                      Northwest Blvd. & Garden Road,           Cumberland               $350,000
                                   Vineland, NJ  08360

Accem Warehouse                    63-69 Hook Road, Bayonne, NJ 07002       Hudson                   $450,000

Dependable Egg                     593 McDonald Ave., Brooklyn, NY 11218    Kings                     $20,000

Joyce Food Products                Boumar Place, Elmwood Park, NJ 07407     Bergen                   $175,000

Field Container                    2300 Goddard Pkwy, Salisbury, MD 21801   Wicomico                  $30,000

Standard Folding Cartons           85th St. & 24th Ave., Jackson Heights,   Queens                    $50,000
                                   NY 11370

Zerega & Sons Inc.                 20-01 Broadway, P.O. Box 241, Fair       Bergen                    $40,000
                                   Lawn, NJ 07410

Anita's Mexican Foods Corporation  1390 W. 4th Street, San Bernardino, CA   San Bernadino            $250,000
                                   92411

Keystone Food Products Inc.        3767 Hecktown Road, P.O. Box 326,        Northampton              $200,000
                                   Easton, PA 18044

Tennessee Chips                    2920 Kraft Drive, Nashville, TN 37204    Davidson                  $50,000

PSS Warehouse & Transportation     7 Nicholas Court, Dayton, NJ 08810       Middlesex                $300,000
Co.

DSC Logistics                      705 Boulder Drive, Breinigsville, PA     Leheigh               $11,500,000
                                   18031

G&L Food Products                  Hook Road, Bayonne, NJ 07002             Hudson                    $50,000